CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axion Power International, Inc.

3601 Clover Lane

New Castle, PA 16195

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 22, 2013, relating to the consolidated financial statements of Axion Power International, Inc., as of December 31, 2012 and 2011. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

February 10, 2014